PEPSICO, INC.

                         $4,587,000,000
                  Debt Securities and Warrants

                  U.S. DISTRIBUTION AGREEMENT



           THIS DISTRIBUTION AGREEMENT, dated as of _________________, 1995, between PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the "Company"), and _________________, a corporation organized under the laws of the State of _________________ (the "Bank").


                      W I T N E S S E T H:

         WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, File No. 33-_____________ (the "Registration Statement"), including a prospectus (the "Prospectus"), relating to $4,587,000,000 in aggregate offering price of the Company's Debt Securities and Warrants (as such terms are defined in the Prospectus); and

         WHEREAS, the Bank has agreed to participate in the offer and sale of Debt Securities and Warrants (sometimes referred to collectively as the "Securities") to investors on the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms by the Prospectus; provided, however, that in the event of a conflict between the Prospectus and any applicable Supplement regarding the definition of any capitalized term used herein, the definition set forth in the applicable
Supplement will govern; and provided, further, that the terms "Registration Statement", "Prospectus", "Pricing Supplement", and "Prospectus Supplement", as used herein, (a) include, in each case, the documents (if any) incorporated by reference therein, and (b) refer, in each case, to such document as supplemented or otherwise amended from time to time.


         SECTION 2. Appointment of Bank as Agent. From the date hereof and until the expiration or earlier termination of this Agreement, the Bank will be the agent of the Company with respect to the distribution and sale of the Securities, and will use reasonable efforts, consistent with standard industry practice, to solicit offers for the purchase of the Securities upon the terms and conditions set forth in the Prospectus and, with respect to Securities of a given series, in the applicable Pricing Supplement or Prospectus Supplement (each such supplement a "Supplement" or an "applicable Supplement"), provided, however, that the Bank will not be required to solicit offers to purchase Securities issued pursuant to a Supplement that does not name the Bank as an agent. All sales of Securities resulting from a solicitation made or an offer to purchase received by the Bank in its capacity as agent during the term of this Agreement will be subject to the provisions of this Section 2 and to all other provisions of this Agreement not specifically limited to sales of Securities made to the Bank as underwriter and/or as purchaser for its own account.

    (a) Non-Exclusive Agency. The Bank acknowledges and agrees that its agency hereunder is non-exclusive and that its obligations as agent hereunder will continue notwithstanding the offer or sale of Securities by the Company directly to investors (including the Bank as purchaser for its own account), to underwriters (including the Bank as underwriter, as contemplated by Section 3 below), and/or through other agents, as the Company may, in its sole discretion, elect. The obligations of the Bank in its capacity as agent hereunder, and the obligations of each other person that has been authorized by the Company to act as its agent in soliciting offers to purchase Securities, shall be several and not joint.

    (b) Solicitation of Offers by Bank as Agent; Rights of Acceptance and Rejection of Offers. The Bank may reject, and will not be required to communicate to the Company, any offer to purchase Securities that it reasonably deems unacceptable. The Company will have the sole right to accept any offer to purchase Securities and may reject any such offer in whole or in part. The Company will in no event approve any solicitation of offers or accept any offers to purchase Securities the aggregate public offering price of which, together with the aggregate public offering price of all Securities previously sold by the Company (whether through or to any agents or underwriters or otherwise), would exceed the sum of $4,062,000,000, or, with respect to Securities of a given series, would exceed the maximum aggregate public offering price stated in the applicable Supplement.

   (c) Commissions. As consideration for the sale of Securities of a given series that occurs as a result of a solicitation made or an offer to purchase received by the Bank in its capacity as agent, the Company will pay the Bank the commission identified in the applicable Supplement, which commission will be expressed as a percentage of the aggregate public offering price of such Securities. Payment of the commission will be made on the Settlement Date (as defined in Section 11(c) hereof), in U.S. dollars or such other currency as the Company and the Bank may agree in writing, by discount from the proceeds of the sale of such Securities or by such other means as may be agreed to in writing by the Company and the Bank and set forth in the applicable Terms Agreement (hereinafter defined). Any provision of this Agreement to the contrary notwithstanding, the Bank will not be entitled to payment of any commission with respect to the sale of a given Security unless (i) the sale of such Security shall have occurred as a result of a solicitation made or an offer to purchase received by the Bank in its capacity as agent hereunder, on the terms and conditions set forth herein and in the applicable Terms Agreement, (ii) the Bank shall have been named as an agent in the applicable Supplement, and (iii) such Security shall have been sold by the Company directly to a third-party investor without the Bank acquiring legal title thereto.

    (d) Termination or Suspension of Solicitations by Bank as Agent. The Company may at any time require the Bank to terminate or temporarily suspend the solicitation of offers to purchase Securities. Upon receipt of written notice from the Company to the Bank directing the Bank to terminate or suspend solicitations of offers to purchase Securities, until (in the case of a temporary suspension) such time as may be indicated in such notice or in any subsequent notice from the Company to the Bank, the Bank will forthwith terminate or suspend such solicitations (as the case may be). The provisions of this paragraph notwithstanding, the termination or suspension by the Company of the Bank's solicitation of offers to purchase Securities will not (except under the circumstances contemplated in Section 6 or Section 9(b) hereof) relieve or otherwise affect the Bank's obligation to purchase any Securities the Bank shall have agreed to purchase in its capacity as underwriter, or the Company's obligation to sell any Securities it shall have agreed to sell to a third-party investor through the Bank in its capacity as agent, in either case as set forth in an applicable Terms Agreement that shall have been executed and delivered by both the Company and the Bank.

    (e) Scope of Agency. In soliciting offers to purchase Securities, the Bank will be acting solely as an agent for the Company. The Bank will use its best efforts consistent with standard industry practice to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities has been solicited by the Bank and accepted by the Company, but the Bank will not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Securities to a purchaser whose offer it has accepted, the Company will hold the Bank harmless against any loss, claim, damage, or liability arising from or as a result of such default and will pay to the Bank the commission the Bank would have received had such sale been consummated.

         SECTION 3. Purchase and Sale of Securities by Bank as Underwriter. The Company and the Bank may agree upon one or more sales of Securities to the Bank as underwriter, for resale to investors on the terms set forth in the Prospectus and in any applicable Supplement. All sales of Securities made to the Bank in its capacity as underwriter during the term of this Agreement will be subject to the provisions of this Section 3 and to all other provisions of this Agreement not specifically limited to sales of Securities through the Bank as agent and/or to the Bank as purchaser for its own account.

    (a) Bank's Obligation to Purchase Securities; Multiple Underwriters. In the event that the Bank is the sole underwriter with respect to a particular series of Securities, the Bank will be obligated to purchase all of the Securities of such series. In the event that the Bank is one of two or more underwriters with respect to a particular series of Securities, the applicable Terms Agreement will specify the aggregate public offering price of the Securities that each of the Bank and such other underwriter or underwriters will be obligated to purchase, such obligations to be several and not joint.

    (b) Discounts. All Securities of any series to be sold to the Bank in its capacity as underwriter will be sold at a discount from the price at which such Securities are to be sold to the public. Such discount will be identified in the applicable  Terms  Agreement, expressed as a  percentage  of  the aggregate public offering price of such Securities. Any provision of this Agreement to the contrary notwithstanding, the Bank will not be entitled to any discount with respect to the purchase of a given Security unless (i) the Bank shall have purchased such Security with a view, at the time of such purchase, to the immediate resale thereof to a third-party investor, unless the Company shall have otherwise agreed in the applicable Terms Agreement, and (ii) the Bank shall have been named as an underwriter in the applicable Supplement. It is expressly acknowledged and agreed that the Bank may, in its capacity as underwriter with respect to any given series of Securities, sell such Securities to one or more dealers that are not parties to this Agreement or the applicable Terms Agreement, and may allow to such dealers a discount from the public offering price of such Securities, provided that the aggregate of all such discounts allowed by the Bank to such dealers with respect to such Securities will not exceed the discount received by the Bank from the Company with respect to such Securities.

    SECTION 4. Terms Agreement; Administrative Procedures. No agreement for the purchase of Securities by the Bank in its capacity as underwriter or through the Bank in its capacity as agent will be deemed to exist until the terms of such agreement shall have been put in writing, substantially in the form of the attached Exhibit I, and such writing shall have been signed by both the Company and the Bank (any such signed writing a "Terms Agreement"). In the event of a conflict between any provision of a Terms Agreement with respect to Securities of a given series and any term of the applicable Supplement, the terms of the applicable Supplement will govern.

    Each of the Company and the Bank agrees that it will perform its respective administrative obligations with respect to the offer and sale of Securities as set forth in the Administrative Procedures attached to this Agreement as Exhibit II. Each Terms Agreement will incorporate all applicable terms and provisions of this Agreement and the Administrative Procedures as fully as though such terms and provisions were expressly stated therein.


    SECTION 5. Delivery of Certain Documents, Certificates, and Opinions. Prior to or contemporaneously with the execution and delivery of this Agreement by the Bank (or, in respect of paragraph (g) below, at such later date or dates as indicated in such paragraph), the Bank has received or will receive the following documents:

    (a) the opinion of Douglas Cram, Esq., Vice President and Assistant General Counsel of the Company, or such other counsel as may be selected by the Company and agreed to by the Bank (Mr. Cram or such other counsel each, successively, the "Company's Counsel"), dated as of the effective date of the Registration Statement (the "Effective Date"), substantially in the form of Annex A hereto,

    (b) the opinion of Cahill Gordon & Reindel, special counsel to the Bank, or such other counsel as may be selected by the Bank and agreed to by the Company (Cahill Gordon & Reindel or such other counsel each, successively, the "Bank's Counsel"), dated as of the Effective Date, substantially in the form of Annex B hereto,

    (c) the opinion of Matthew M. McKenna, Esq., Vice President, Taxes, of the Company, or such other tax counsel as may be selected by the Company and agreed to by the Bank (Mr. McKenna or such other counsel each, successively, the "Tax Counsel"), dated as of the Effective Date, substantially in the form of Annex C hereto,

   (d) a certificate of the Secretary or the Assistant Secretary of the Company, dated as of the Effective Date, substantially in the form of Annex D hereto,

    (e)   a certificate of the Executive Vice President and Chief
Financial Officer and the Senior Vice President and Treasurer of the Company, dated as of the Effective Date, substantially in the form of Annex E hereto, and

   (f) an Auditors' Letter (as hereinafter defined) with respect to the preceding fiscal quarter of the Company, dated as of a date no later than 14 business days following the date on which the Company shall have filed its Quarterly Report on Form 10-Q with respect to such fiscal quarter (or its Annual Report on Form 10-K for the year in which such fiscal quarter occurred, as the case may be).

    (g) At such time as any form of Shelf Warrant Agreement is filed by the Company as an amendment and/or exhibit to the Registration Statement, and at such time as any Prospectus Supplement relating to one or more series of Shelf Warrants is filed by the Company as a supplement to the Prospectus, the Bank will receive an opinion of the Company's Counsel, an opinion of the Bank's Counsel, and an opinion of the Tax Counsel, each dated as of the date such exhibit is filed or the effective date of such amendment or supplement, as the case may be, substantially in the forms attached hereto as Annex A, Annex B, and Annex C, respectively, modified as appropriate to address such series of Shelf Warrants and the related Warrant Agreement and Prospectus Supplement, provided, however, that such opinion of the Company's Counsel will be limited to the opinions described in paragraphs
(5) and (8) of Annex A hereto, modified as appropriate to address such Warrant Agreement, and to the opinions described in paragraphs (6), (7), and (11) of Annex A hereto, modified as appropriate to address such series of Shelf Warrants and the applicable Prospectus Supplement. The Bank will also receive a certificate of the Secretary or an Assistant Secretary of the
Company, dated as of the date such exhibit is filed or the effective date of such amendment or supplement, as the case may be, certifying that such series of Shelf Warrants, and the related Warrant Agreement, Prospectus Supplement, and form of Warrant Certificate, have been approved by the Board of Directors of the Company. The receipt by the Bank of such opinions and certificate will be a condition precedent to the Bank's obligation to solicit offers for the purchase of such series of Shelf Warrants, but will not be a condition precedent to the Bank's continued obligation to solicit offers for the purchase of any other Securities in its capacity as agent hereunder.

     SECTION 6. Certain Conditions Precedent to Bank's Obligations. The Bank's obligation to solicit offers to purchase Securities in its capacity as agent, and its obligation to purchase any Securities in its capacity as underwriter, will in all cases be subject to the accuracy of the representations and warranties of the Company set forth in Section 7 hereof or in the applicable Terms Agreement (as the case may be), to receipt of the opinions and certificates to be delivered to the Bank pursuant to the terms of Sections 5 and 9 hereof or the provisions of the applicable Terms Agreement (as the case may be), to the accuracy of the statements of the Company's officers made in each certificate to be furnished as provided herein or in the applicable Terms Agreement (as the case may be), to the performance and observance by the Company of all covenants and agreements contained herein or in the applicable Terms Agreement (as the case may be) on its part to be performed and observed, in each case at the time of solicitation by the Bank of offers to purchase Securities, at the time the Company accepts any offer to purchase Securities through the Bank in its capacity as agent or by the Bank in its capacity as underwriter, as the case may be, and at the time of purchase, and (in each case) to the following additional conditions precedent, when and as specified:

    (a) As of the Settlement Date for any Securities to be purchased through the Bank in its capacity as agent or by the Bank in its capacity as underwriter (for purposes of this paragraph (a), the "Applicable Settlement Date"), and with respect to the period from the date of the applicable Terms Agreement to and including the Applicable Settlement Date:

        (i) there shall not have occurred (A) any material adverse change specified in the most recent Auditors' Letter delivered to the Bank in accordance with the provisions of paragraph (b) below, or any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis,
   (B) any suspension or material limitation of trading in the Company's capital stock by the Commission or the New York Stock Exchange, Inc. (the "NYSE"), or (C) any decrease by Moody's Investors Services, Inc. or Standard & Poor's Corporation with respect to the ratings of any of the debt securities issued or guaranteed by the Company (the events described in the foregoing clauses A through C the "Company-Specific Events"), the effect of any of which Company-Specific Events shall have made it impracticable, in the reasonable judgment of the Bank, to market such Securities, such judgment to be based on relevant market conditions;

        (ii) there shall not have occurred (A) any suspension or material limitation of trading in securities generally on the NYSE or the establishment of minimum prices on the NYSE,
   (B) a declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities, or (C) any outbreak or material escalation of hostilities or other national or international calamity or crisis (the events described in the foregoing clauses A through C the "Market Events"), the effect of any of which Market Events shall have made it impracticable, in the reasonable judgment of the Bank, to market such Securities, such judgment to be based on relevant market conditions, including, without limitation, the impact of such Market Event on debt securities having substantially similar characteristics; and

        (iii)  there shall not have been issued any   stop  order
   suspending  the  effectiveness of the  Registration  Statement
   nor   shall  any  proceedings  for  that  purpose  have   been
   instituted or threatened.

    (b) The Bank will receive, upon execution and delivery of this Agreement and any applicable Terms Agreement and thereafter on a quarterly basis throughout the term of this Agreement, a letter from KPMG Peat Marwick LLP ("KPMG"), or such other independent certified public accountants as may be selected by the Company (KPMG or such other independent certified public accountants each, successively, the "Company's Auditors"), setting forth certain information with respect to the preceding fiscal quarter of the Company, provided, that on or prior to the Settlement Date for the first sale of Securities resulting from a solicitation made or an offer to purchase received by the Bank in its capacity as agent, or on or prior to the Settlement Date for the first sale of Securities made to the Bank in its capacity as underwriter, (1) the Bank shall have delivered to the Company's Auditors a letter setting forth certain representations in substantially the form of Annex F hereto, or (2) the Bank's Counsel shall have delivered to the Company's Auditors an opinion in substantially the form of Annex G hereto. Each letter from the Company's Auditors to the Bank will be dated as of a date no later than 14 business days following the date on which the Company shall have filed its Quarterly Report on Form 10-Q with respect to such fiscal quarter (or its Annual Report on Form 10-K for the year in which such fiscal quarter occurred, as the case may be) and will state substantially as follows (each such letter an "Auditors' Letter"):

        (i) they are independent certified public accountants within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective applicable rules and regulations of the Commission thereunder;

        (ii) in their opinion the most recent audited financial statements of the Company and the financial statement schedules of the Company audited by them and included or incorporated in the Registration Statement and/or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder;

        (iii) on the basis of: a reading of the financial statements of the Company and its subsidiaries on a consolidated basis (which may be unaudited) included or incorporated by reference in the Registration Statement and/or the Prospectus; a reading of the minutes of the meetings of the Board of Directors of the Company held subsequent to the date of the most recent audited financial statements of the Company included or incorporated by reference in the Registration Statement and/or the Prospectus to a specified date not more than five New York Business Days prior to the date of the applicable Auditors' Letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and/or the Prospectus to a specified date not more than five New York Business Days prior to the date of such Auditors' Letter (which procedures and inquiries do not constitute an audit made in accordance with generally accepted auditing standards), nothing came to their attention which caused them to believe that:

                 1.     the  unaudited financial  statements,  if
        any,  included  or  incorporated  by  reference  in   the
        Registration Statement and/or the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and/or the Prospectus;

                 2.     during  the  period from  the  first  day
        following the date of the last financial statements (which may be unaudited) of the Company included or incorporated by reference in the Registration Statement and/or the Prospectus, to a specified date not more than five New York Business Days from the date of the applicable Auditors' Letter, there has been any (i) decrease in the outstanding capital stock of the Company or in the consolidated shareholders' equity of the Company other than a decrease resulting from a normal dividend distribution or change in the foreign currency translation adjustment account or (ii) increase in the consolidated long-term debt of the Company resulting from the issuance of long-term debt, in any case greater than 3% as compared with amounts shown in the unaudited condensed consolidated balance sheet at the end of the Company's immediately preceding fiscal quarter, except in each case for decreases or increases, as the case may be, that the Registration Statement and/or the Prospectus disclose have occurred or may occur or that are described in such letter; or during such period there were any decreases in consolidated net sales or in consolidated total or per share amounts of income from continuing operations or of net income, as compared with the corresponding period in the preceding year, except, in each case, for decreases that the Registration Statement and/or the Prospectus disclose have occurred or may occur or that are described in such letter; or

                 3. the amounts included in any unaudited "capsule" financial information derived from the general accounting records of the Company and included or incorporated by reference in the Registration Statement and/or the Prospectus and the amounts used to compute the ratios set forth in the table of "Ratio of Earnings to Fixed Charges", if any, included in the Registration Statement and/or the Prospectus do not agree with the corresponding amounts in the audited or unaudited financial statements or schedules prepared by the Company, as the case may be, from which such amounts were derived or that the computation of the ratios set forth in the aforementioned table is not arithmetically correct;

         (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and/or the Prospectus and in Exhibit 12 to the Registration Statement, including certain information included or incorporated in Items 1, 6, 7 and 11 of the Company's most recent Annual Report on Form 10-K, incorporated by reference in the Registration Statement and/or the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's most recent Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and/or the Prospectus, agrees with the general accounting records of the Company and its subsidiaries or schedules prepared by the Company, excluding any questions of legal interpretation; and

        (v) if unaudited pro forma financial statements are included or incorporated in the Registration Statement and/or the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain procedures specified by the Bank, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the unaudited pro forma adjustments to the historical amounts in the unaudited pro forma financial statements, nothing came to their attention which caused them to believe that the unaudited pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the unaudited pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

    (c) On each Settlement Date, the Bank shall have received from the Company such appropriate further information, certificates, and documents as the Company and the Bank shall have agreed, as reflected in the applicable Terms Agreement.

          SECTION 7. Representations and Warranties of the Company. The Company represents and warrants to the Bank that, as of the date hereof, as of each date on which the Company and the Bank execute and deliver a Terms Agreement, as of each date the Company issues and sells Securities through the Bank in its capacity as agent or to the Bank in its capacity as underwriter, and as of each date the Registration Statement or the Prospectus is amended or supplemented, the following statements are and shall be true:

    (a) (i) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement is in effect nor, to the Company's knowledge, are any proceedings for such purpose pending before or threatened by the Commission, (ii) as of the Effective Date, the Company met the applicable requirements for use of Form S-3 under the Securities Act with respect to the registration under the Securities Act of $4,587,000,000 in aggregate public offering price of Debt Securities and Warrants, and (iii) as of the Effective Date, the Registration Statement met the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complied in all material respects with said Rule.

    (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or to be incorporated by reference in the Prospectus complies or will comply, in all material respects, with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder,
(ii) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, in all material respects, with the Securities Act and the rules and regulations of the Commission thereunder, and (iv) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties (1) as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Bank expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto, or (2) as to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee (the "Form T-1") under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

    (c)   The  Company has been duly incorporated and is  validly
existing and in good standing under the laws of the State of North Carolina, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

    (d) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors' rights generally, by any other federal or state laws, by rights of acceleration, by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

    (e) This Agreement has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery by the Bank) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability of any term or provision hereof (including, without limitation, the Company's indemnity obligations under Section 12 hereof) may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors' rights generally, by rights of acceleration, by any other federal or state law. by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

    (f) The respective forms of Terms Agreement and Debt Warrant Agreement filed by the Company as exhibits to the Registration Statement, and the form of any Shelf Warrant Agreement to be filed by the Company as an exhibit to the Registration Statement, have been or will be duly authorized by the Company and, assuming valid execution and delivery by the Company and due authorization, valid execution, and delivery by each of the other parties thereto, each such agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors' rights generally, by any other federal or state laws, by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

    (g) The Securities have been duly authorized and, when issued, executed, and authenticated in accordance with the provisions of the Indenture, or when countersigned by the Warrant Agent in accordance with the provisions of the applicable Warrant Agreement, as the case may be, and delivered to and duly paid for in accordance with the applicable provisions of the Prospectus, any applicable Supplement, and Section 11(c) hereof, will be entitled to the benefits of the Indenture or the applicable Warrant Agreement, as the case may be, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors' rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

    (h) The execution and delivery of and performance by the Company of its obligations under this Agreement, the Securities, the Indenture, any Warrant Agreement, and any Terms Agreement, as the case may be, will not contravene any provision of any applicable law or of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization, or order of or qualification with any governmental body or agency is, to the Company's knowledge, required for the performance by the Company of its obligations under this Agreement, the Securities, the Indenture, or any Warrant Agreement or Terms Agreement, except such as may be required by Blue Sky laws or other securities laws of the various states in which the Securities are offered and sold.

    (i) There has not been any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis from that set forth in the Company's last periodic report filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder.

    (j) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described, or any applicable statute, regulation, contract, or other document that is required to be described in the Registration Statement or the Prospectus that is not so described.

         SECTION 8. Authority, Compliance with Laws. As of the date hereof, as of each date on which the Company and the Bank execute and deliver a Terms Agreement, as of each date the Company issues and sells Securities through the Bank in its capacity as agent or to the Bank in its capacity as underwriter, and as of each date the Registration Statement or the Prospectus is amended or supplemented, the following statements are and shall be true:

    (a) Each of this Agreement and any Terms Agreement has been duly authorized, executed, and delivered by the Bank and (assuming due authorization, valid execution, and delivery thereof by the Company) is a valid and binding agreement of the Bank, enforceable against the Bank in accordance with its respective terms, except as the enforceability of any such terms or provisions (including, without limitation, the Bank's agency obligations under Section 2 hereof and the Bank's indemnification obligations under Section 12 hereof) may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors' rights generally, by any other federal or state laws, by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

    (b) Neither the execution and delivery of this Agreement or any Terms Agreement by the Bank nor the performance by the Bank of its obligations hereunder or thereunder is precluded by any provision of any applicable federal or state law (including, without limitation, the Blue Sky laws of any jurisdiction, to the extent that such laws apply to the Bank), or of any term or provision of the Charter or By-Laws of the Bank, any agreement or  other  instrument  binding upon the Bank,  or  any  judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Bank, and all consents, approvals, authorizations, and orders of and qualifications with all governmental bodies and agencies that are, to the Bank's knowledge, required for the performance by the Bank of its obligations under this Agreement or any Terms Agreement have been obtained, except such as may be required by Blue Sky laws or other securities laws of the various states in which the Securities are offered and sold.

    (c) The Bank has delivered and will deliver a copy of the Prospectus (as the same may be amended as of the date of such delivery, together with all applicable Supplements), to each person who has agreed to purchase Securities as to which the Bank is named as an agent or underwriter, in each case in accordance with all applicable federal and state laws. The Bank has not made and will not make any representation, warranty, or other statement to any third party in connection with the solicitation, offer, sale, or distribution of any of the Securities that is or, at the time it is made, will be in violation of any applicable federal or state law.


    SECTION  9.  Agreements.  The Company and the Bank  agree  as follows:
    (a) Prior to the filing by the Company of any amendment to the Registration Statement or of any Supplement that shall name the Bank as agent or underwriter, the Company will afford the Bank or the Bank's Counsel a reasonable opportunity to review and comment on the same, provided, however, that the foregoing requirement will not apply to any of the Company's filings with the Commission required to be filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. Subject to the foregoing sentence, the Company will promptly cause each applicable Supplement to be filed with or transmitted for filing with the Commission in accordance with Rule 424(b) or 424(c) under the Securities Act or pursuant to such other rule or regulation of the Commission as then deemed appropriate by the Company. The Company will promptly advise the Bank of (i) the filing and effectiveness of any amendment to the Registration Statement other than by virtue of the Company's filing any report required to be filed under the Exchange Act and the filing of any supplement to the Prospectus other than a Pricing Supplement,
(ii) any request by the Commission for any amendment to the Registration Statement, for any amendment or supplement to the Prospectus, or for any information from the Company, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

    (b) If, at any time when a prospectus relating to any series of Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus in order to comply with the Securities Act, the Exchange Act, the respective rules and regulations of the Commission thereunder, or any other applicable law, the
Company will promptly notify the Bank, by telephone or by facsimile (in either case with written confirmation from the Company by mail), to cease use and distribution of the Prospectus (and all then existing supplements thereto) and to suspend all efforts to solicit offers to purchase Securities in its capacity as agent or to suspend all efforts to resell the Securities in its capacity as underwriter or dealer, as the case may be, and the Bank will promptly comply with the terms of such notice. If the Company thereafter decides to amend or supplement the
Registration   Statement  or  the  Prospectus  to  correct   such
statement or omission or to effect such compliance, it will promptly advise the Bank of such decision, either by telephone or telecopier (in either case with confirmation from the Company by mail) and, at the Company's expense, will promptly prepare and cause to be filed with the Commission an appropriate amendment or supplement to the Registration Statement or the Prospectus, as the case may, and will supply the Bank with one signed copy of any such amended Registration Statement and as many copies of any such amended or supplemented Prospectus as the Bank may reasonably request. If such amendment or supplement is satisfactory in the reasonable judgment of the Bank to correct such statement or omission or to effect such compliance, then upon the effective date of such amendment to the Registration Statement or the filing with the Commission of such amendment or supplement to the Prospectus, as the case may be, the Bank may resume solicitation of offers to purchase such Securities or the resale of such Securities as the case may be, in accordance with the terms hereof. Any other provision of this Agreement to the contrary notwithstanding, if any event or condition contemplated in the first sentence of this paragraph (b) shall occur before the Settlement Date for any sale of Securities to be made through the Bank in its capacity as agent, or before the Bank has completed distribution of any Securities it may have purchased in its capacity as underwriter, the Company will forthwith prepare and cause to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, satisfactory in the reasonable judgment of the Bank to correct such statement or omission or to effect such compliance, and the Company will supply the Bank with one signed copy of such amended Registration Statement and as many copies of such amended or supplemented Prospectus as the Bank may reasonably request, provided, however, that the expense of preparing, filing, and supplying copies to the Bank of any such amendment or supplement will be borne by the Company only for the nine-month period immediately following the purchase of such Securities by the Bank and thereafter will be borne by the Bank.

   (c) The Company will furnish to the Bank, without charge, one signed copy of the Registration Statement (including exhibits) and all amendments thereto that shall become effective, and as many copies of the Prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto as the Bank may reasonably request, in each case within a reasonable period of time following the date on which this Agreement is executed and delivered by the Company and the Bank, or the date on which such document becomes effective, or the date on which such document is requested by the Bank, as applicable.

    (d) The Company will, with such assistance from the Bank as the Company may reasonably request, endeavor to qualify the Securities for offer and sale under the Blue Sky laws or other securities laws of such jurisdictions as the Bank shall reasonably request and will maintain such qualifications for as long as required with respect to the offer, sale, and distribution of the Securities.

    (e) From the date of any Terms Agreement providing for the purchase of Securities by the Bank in its capacity as an underwriter hereunder to and including the corresponding Settlement Date, the Company will not, without the Bank's prior consent (which consent may not be unreasonably withheld), offer, sell, or contract to sell to, or announce any offering of any Securities to be distributed by, any underwriter other than the Bank pursuant to any underwriting agreement or other similar agreement (including a distribution agreement) between the Company and one or more third parties. It is expressly understood and agreed that the foregoing will not prohibit or restrict any sale of Securities outside the United States or any sale of Securities by the Company directly to one or more investors, through the Bank as agent hereunder, or through any other agent of the Company.

   (f) The Company will make generally available to its security holders earnings statements that satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

    (g) Each time the Registration Statement or Prospectus is amended or supplemented by the Company's periodic filings pursuant to the Exchange Act, or by any means or for any purpose other than by the filing of a Pricing Supplement or for a change the Company reasonably deems to be immaterial, the Company will make available to the Bank, promptly upon request, (i) an officers' certificate, dated the date of such amendment or supplement to the Registration Statement or the Prospectus, as the case may be, in substantially the form of Annex E hereto, and
(ii) a written opinion of the Company's Counsel, dated the date of such amendment or supplement to the Registration Statement or the Prospectus, as the case may be, as to the matters addressed in paragraphs (1), (8), (9), (10) and (11) of Annex A hereto, provided, however, that in lieu of such opinion, counsel last furnishing such an opinion to the Bank (including the opinion to be delivered pursuant to paragraph (a) of Section 5 hereof) may furnish to the Bank a letter stating that the Bank may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement or the Prospectus as amended and supplemented as of the date of such letter).

   (h) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information, or amended or supplemental financial information is incorporated by reference in the Registration Statement or the Prospectus, the Company will cause the Company's Auditors to forthwith furnish the Bank with a letter substantially in the form of an Auditors' Letter, dated the effective date of such amendment or supplement, as the case may be, as to such amended or supplemental financial information; provided, however, that the foregoing requirement will not apply to any of the Company's filings with the Commission required to be filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, and provided, further, that the delivery of such letter by the Company's Auditors to the Bank will be in addition to, and not in lieu of, any Auditors' Letter to be delivered to the Bank pursuant to paragraph 6(b) of this Agreement.

    (i) As of the date hereof, as of each date on which the Company and the Bank execute and deliver a Terms Agreement, as of each date the Company issues and sells Securities through the Bank in its capacity as agent or to the Bank in its capacity as underwriter, and as of each date the Registration Statement or the Prospectus is amended or supplemented, the Bank has disclosed and will disclose to the Company the purchase of any Security made by the Bank as principal, for its own account, and not with a view to the immediate sale or resale of such Security to a bona fide third-party investor.

        SECTION 10. Fees and Expenses. The Company will pay all costs, fees, and expenses arising in connection with the sale of any Securities through the Bank in its capacity as agent or to the Bank in its capacity as underwriter and in connection with the performance by the Bank of its related obligations hereunder and under any Terms Agreement, including the following: (i) expenses incident to the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) expenses incident to the issuance and delivery of such Securities, (iii) the fees and disbursements of the Company's Counsel, the Tax Counsel, the Company's Auditors, the Trustee, and the Trustee's counsel, (iv) expenses incident to the qualification of such Securities under Blue Sky laws and other applicable state securities laws in accordance with the provisions of Section 9(d) hereof, including related filing fees and the reasonable fees and disbursements of the Bank's Counsel in connection therewith and in connection with the preparation of any survey of Blue Sky laws (a "Blue Sky Survey"), (v) expenses incident to the printing and delivery to the Bank, in the quantities hereinabove stated, of copies of the Registration Statement and all amendments thereto and of the Prospectus and all amendments and supplements thereto, (vi) expenses incident to the printing and delivery to the Bank, in such quantities as the Bank shall reasonably request, of copies of the Indenture, any Warrant Agreement, and any Blue Sky Survey, (vii) any fees charged by rating agencies for the rating of such Securities,
(viii) the fees and expenses, if any, incurred with respect to any applicable filing with the National Association of Securities Dealers, and (ix) the reasonable fees and disbursements of the Bank's Counsel incurred in connection with the offering and sale of such Securities, including reasonable fees for the issuance of any opinion to be delivered by the Bank's Counsel hereunder; provided, however, that the Bank will pay all costs, fees, and expenses incurred by the Bank in connection with the purchase of Securities by the Bank for its own account or with respect to the resale of Securities purchased by the Bank in its capacity as underwriter hereunder, including all transfer taxes, advertising expenses, and fees and expenses of the Bank's Counsel incident to the resale of any such Securities. The immediately preceding proviso notwithstanding, the Company will, upon demand, reimburse the Bank for all reasonable out-of-pocket expenses incurred by the Bank in connection with a purchase by the Bank as underwriter that is not consummated as a result of a material failure by the Company to perform its obligations hereunder, including, without limitation, a default by the Company with respect to any of the representations or warranties set forth in Section 7 hereof.

        SECTION 11.  Inspection; Place of Delivery; Payment.

    (a) Inspection. The Company agrees to have available for inspection, checking, and packaging by the Bank or its appointed agent, at the office of the Trustee in Brooklyn, New York, the Securities to be sold through or to the Bank as agent or underwriter hereunder, not later than 1:00 P.M. on the New York Business Day prior to the applicable Settlement Date.

     (b) Place of Delivery of Documents, Certificates and Opinions. The documents, certificates and opinions required to be delivered to the Bank pursuant to Sections 5 and 6 of this Agreement will be delivered at the offices of the Bank's Counsel, or at such other location as may be agreed upon by the Company and the Bank, not later than 12:00 p.m., New York time, in each case on the date or dates indicated in the applicable Section, or at such other time as the Bank and the Company may agree upon in writing.
    (c) Payment. Delivery of Securities sold by or through the Bank as underwriter or agent will be made to the Bank on the date that the Company receives payment in full of the aggregate purchase price therefor, discounted as provided in the applicable Supplement with respect to Securities purchased by the Bank as underwriter or (unless otherwise set forth in the applicable Terms Agreement) discounted as provided in paragraph 2(c) hereof regarding payment of the commission set forth in the applicable Supplement with respect to Securities sold through the Bank as agent (each such date a "Settlement Date"), in the currency specified in such Securities and in the applicable Supplement, by wire transfer of immediately available funds to an account designated in writing by the Company or by such other means as may be agreed upon by the Company and the Bank and set forth in the applicable Terms Agreement.

        SECTION 12.  Indemnification and Contribution.

    (a) The Company agrees to indemnify and hold the Bank and each person, if any, who controls the Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, or liabilities to which the Bank come subject under the Securities Act, the Exchange Act, or any other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (and actions in respect thereof) arise out of, are based upon, or are caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arise out of, are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company agrees to reimburse each such indemnified party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable to the extent that such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, are based upon, or are caused by any such untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished to the Company by the Bank in writing expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto, and provided, further, that any amount payable by the Company to the Bank pursuant to the provisions of this paragraph shall be offset by the amount of any losses, claims, damages, and liabilities sustained or incurred by the Company arising out of or in connection with a violation by the Bank of the provisions of paragraph (c) of Section 8 hereof
(except to the extent that such violation occurs as a direct result of a violation by the Company of its obligations under paragraphs (b) or (c) of Section 9 hereof), as such amounts are finally determined by a court of competent jurisdiction.

    (b)   The  Bank  agrees to indemnify and hold   harmless  the
Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Bank, but only with respect to such losses, claims, damages, and liabilities (and actions in respect thereof) that arise out of, are based upon, or are caused by any untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished to the Company by the Bank in writing expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

    (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 12, such person (the "indemnified party") will promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be borne by the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii)  the  named  parties to any such proceeding  (including  any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. Such firm will be designated in writing by the Bank (in the case of parties indemnified pursuant to the second preceding paragraph) or by the Company (in the case of parties indemnified pursuant to the first preceding paragraph), as the case may be. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. The immediately preceding sentence notwithstanding, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Any provision of this paragraph (c) to the contrary notwithstanding, no failure by an indemnified party to notify the indemnifying party as required hereunder will relieve the indemnifying party from any liability it may have had to an indemnified party otherwise than under this
Section 12.

    (d)  If the indemnification provided for in paragraph (a)  or
(b) of this Section 12 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying the indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Bank, on the other, from the offering of Securities as to which the Bank was a named agent or underwriter, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Bank, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Bank, on the other, in connection with the offering of Securities as to which the Bank was a named agent or underwriter will be deemed to be in the same proportion as the total net proceeds received by the Company from the offering of such Securities bears to the total discounts and commissions received by the Bank from the Company in respect thereof. The relative fault of the Company, on the one hand, and of the Bank, on the other, will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or to be supplied by the Company or by the Bank and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

    (e) The Company and the Bank agree that it would not be just or equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to therein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (d) above will be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Any other provisions of this
Section 12 to the contrary notwithstanding, (i) the Bank will not be required to contribute to the Company any amount in excess of the amount by which the aggregate public offering price of all Securities as to which the Bank was a named agent or underwriter exceeds the amount of losses, claims, damages, and liabilities sustained or incurred by the Bank arising out of, based upon, or caused by any untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement or the Prospectus (other than in reliance upon and in conformity with information furnished to the Company by the Bank in writing expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto), (ii) any amount payable by the Company or the Bank, as the case may be (the "Contributing Party"), pursuant to the provisions of this paragraph or paragraph (d) of this Section 12 shall be offset by the amount of any losses, claims, damages, and liabilities sustained or incurred by the other party arising out of or in connection with a violation (x) by the Bank of the provisions of paragraph (c) of Section 8 hereof (if the Company is the Contributing Party) or (y) by the Company of its obligations under paragraphs (b) or (c) of Section 9 hereof (if the Bank is the Contributing Party), in each case as such amounts are finally determined by a court of competent jurisdiction, and
(iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
    (f) The remedies provided for in this Section 12 are not exclusive and will not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          SECTION 13. Termination. This Agreement will automatically terminate upon the expiration of the offering to which the Prospectus relates and may be earlier terminated by the Company or the Bank upon the giving of written notice of such termination to the other party hereto in accordance with the provisions of Section 15 hereof, provided, however, that if the Company and the Bank shall have executed a Terms Agreement for the purchase of Securities by the Bank in its capacity as underwriter, this Agreement may not be terminated by the Bank prior to delivery of and payment for such Securities except upon the failure of any of the conditions precedent described in
Section 6(a) hereof, and provided, further, that if the Company and the Bank shall have executed a Terms Agreement for the purchase of Securities through the Bank as agent, this Agreement may not be terminated by the Bank prior to delivery of and payment for such Securities unless and until the Bank shall have exercised best efforts consistent with standard industry practice to assist the Company in obtaining performance by each purchaser whose offer to purchase such Securities is reflected in such Terms Agreement.

         SECTION 14. Representations and Indemnities to Survive. The respective agreements of the Company and the Bank set forth in Sections 2(e),4, 9(b), 9(f), 10, 12, and 18 hereof, the representations and warranties of the Company set forth in
Section 7 hereof, the representations and warranties of the Bank set forth in Section 8 hereof, and the statements and opinions of the Company and its officers set forth in the documents to be delivered by the Company to the Bank as provided in paragraphs 5(a), 5(c), 5(d), 5(e), and 6(c) hereof, will survive delivery of and payment for any Securities as contemplated hereunder and will survive termination of this Agreement in accordance with the provisions of Section 13 above.

         SECTION 15. Notices. Except as otherwise specifically provided herein, all communications hereunder will be in writing and will be effective one business day after having been delivered by hand, mailed via Express Mail, deposited with Federal Express or any nationally recognized commercial courier service for "next day" delivery, or telecopied and confirmed in writing (by telecopied facsimile or otherwise) to the respective addresses or telecopier numbers set forth on the signature page hereto, or to such other address or telecopier number as either party may hereafter designate to the other in writing. The foregoing notwithstanding, copies of any Terms Agreement and of any certificate or opinion to be delivered by the Company to the Bank under paragraphs 5(a), 5(c), 5(d), 5(e), 5(f), or 9(g) hereof will be deemed delivered if executed by all required signatories and telecopied to the Company and/or the Bank, as the case may be, with receipt confirmed in writing (by telecopied facsimile or otherwise). In the event that any Terms Agreement or any such certificate or opinion is delivered via telecopier as contemplated in the preceding sentence, the parties will use best efforts to ensure that "original" copies of such documents will be distributed promptly thereafter.

          SECTION 16. Successors; Non-Transferability. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, and the officers, directors, and controlling persons referred to in Section 12 hereof. No other person will have any right or obligation hereunder. Neither party to this Agreement may assign its rights hereunder without the written consent of the other party.

         SECTION 17. Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.
         SECTION 19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and will not affect the construction of any of the terms or provisions hereof.
        IN WITNESS WHEREOF, the parties hereto have executed this Distribution Agreement as of the __ day of _________________.

                        PEPSICO, INC.


                        By:
                          Name:  _________________
                          Title:  _________________

                        Notice Information:
                        PepsiCo, Inc.
                        700 Anderson Hill Road
                        Purchase, New York  10577
                        Telephone No.:
                        Facsimile No.:
                        Attention:



                        [NAME OF BANK]


                        By:
                          Name:  _________________
                          Title:  _________________

                        Notice Information:
                        [NAME OF BANK]
                        [ADDRESS]
                        Telephone No.:  _________________
                        Facsimile No.:  _________________
                        Attention:  _________________

                                                          ANNEX A


                      [PEPSICO LETTERHEAD]





                                   _______________, 199


[Name and Address of Bank]



Dear Sirs:

           I am Vice President and Assistant General Counsel of PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the "Company"). I have acted as counsel for the Company in connection with the registration of $4,587,000,000 in aggregate offering price of the Company's Debt Securities and Warrants (collectively, the "Securities") that may, from time to time, be issued by the Company (i) with respect to Debt Securities, under the Indenture, dated as of December 14, 1994, between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Indenture"), (ii) with respect to Debt Warrants, under the Debt Warrant Agreement (hereinafter defined) to be entered into by the Company and The Chase Manhattan Bank (National Association), as Warrant Agent, and (iii) with respect to Shelf Warrants, under one or more warrant agreements to be entered into by the Company and one or more warrant agents.

           You have requested my opinion pursuant to Section 5(a) of the Distribution Agreement to be executed and delivered by you and the Company in substantially the form attached hereto as Exhibit A (the "Distribution Agreement"). In connection with such opinion, I have examined the Registration Statement on Form S-3, File No. 33-___________ (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to the Securities, and have examined such records, certificates, and other documents, certified or otherwise authenticated to my satisfaction, have made such inquiries of officers and employees of the Company, and have made such other examinations as, in each case, I have deemed necessary or appropriate. I have assumed the genuineness of all signatures on all documents examined by me and the conformity to originals of all copies submitted to me.

          Capitalized terms used herein and not otherwise defined have the meanings ascribed to those terms by the Prospectus filed as part of the Registration Statement (the "Prospectus").

[Name of Bank]
_____________, 199
Page 2

           On the basis of the foregoing and having regard for such legal considerations as I have deemed relevant, it is my opinion that:

           1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction where the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

            2. The Distribution Agreement has been duly authorized and, when executed and delivered by the Company, assuming due authorization and execution by you, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting creditors' rights generally, (ii) any other applicable federal or state law, including any law limiting rights of indemnity or contribution,
(iii) equitable principles of general applicability, and (iv) the discretion of any court in which a proceeding for enforceability may be brought.

           3. The Indenture has been duly authorized, executed, and delivered by the Company and, assuming due authorization and execution by the Trustee, is qualified under the Trust Indenture Act of 1939, as amended, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting creditors' rights generally, (ii) any other applicable federal or state law, (iii) rights of acceleration in accordance with the terms of the Indenture, (iv) equitable principles of general applicability, and (v) the discretion of any court in which a proceeding for enforceability may be brought.

           4.   The forms of Debt Securities included as Exhibits
4(b) and 4(c) to the Registration Statement were established in accordance with the provisions of Section 202(iii) of the Indenture.

           5.    The  form of Debt Warrant Agreement included  as
Exhibit 4(e) to the Registration Statement (the "Debt Warrant Agreement") has been duly authorized and, assuming valid execution and delivery by the Company and due authorization, valid execution, and delivery by the Warrant Agent, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by
(i)   the   laws   of   bankruptcy,  insolvency,  reorganization,
fraudulent conveyance, moratorium, or similar laws affecting creditors' rights generally, (ii) any other applicable federal or state law, (iii) equitable [Name of Bank]
_____________, 199
Page 3




principles of general applicability, and (iv) the discretion of any court in which a proceeding for enforceability may be brought.

           6.   The form of Debt Warrant Certificate included  as
Exhibit 4(f) to the Registration Statement complies with the provisions of Section 1.02 of the Debt Warrant Agreement.

           7. The Debt Securities and Debt Warrants have been duly authorized and, when issued by the Company and (i) authenticated by the Trustee in accordance with the applicable provisions of the Indenture (with respect to Debt Securities) or
(ii) countersigned by the Warrant Agent in accordance with the applicable provisions of the Debt Warrant Agreement and (iii) delivered to and duly paid for by the purchasers thereof in accordance with the applicable provisions of the Prospectus, any applicable Supplement, and the Distribution Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by (a) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting creditors' rights generally, (b) any other applicable federal or state law, (c) rights of acceleration in accordance with the terms of the Indenture (with respect to Debt Securities), (d) equitable principles of general applicability, and (e) the discretion of any court in which a proceeding for enforceability may be brought.

           8. The execution and delivery of and performance by the Company of its obligations under the Distribution Agreement, the Indenture, the Debt Warrant Agreement, the Debt Securities, and the Debt Warrants will not contravene any provision of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or, to my knowledge after due inquiry, of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries. No consent, approval, authorization, or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Distribution Agreement, the Indenture, the Debt Warrant Agreement, the Debt Securities, or the Debt Warrants, except as may be required by the Blue Sky laws or other securities laws of the various states in which the Debt Securities and Warrants may be offered and sold.
[Name of Bank]
_____________, 199
Page 4

           9. To the extent that each of the statements described below constitutes a summary of the legal matters, documents, or proceedings referred to therein, such statements fairly present the information called for with respect thereto and fairly summarize the matters referred to therein:
                          (i)  statements in the Prospectus under
               the captions "Description of Debt Securities", "Description of Warrants--Debt Warrants", and "Plan of Distribution";


                          (ii)   statements  in the  Registration
               Statement under the caption "Item 15--Indemnification of Directors and Officers";
                           (iii)   statements  in  the  Company's
               annual report on Form 10-K for the fiscal year ended December 31, 1994 under the caption "Item 3--Legal Proceedings"; and

                          (iv)   statements in  Part  II  of  the
               Company's quarterly reports on Form 10-Q for the twelve weeks ended March 25, 1995, the twelve and twenty-four weeks ended June 17, 1995 and the twelve and thirty-six weeks ended September 9, 1995, respectively, under the caption "Item 1--Legal Proceedings".

           10. To my knowledge after due inquiry, there is no legal or governmental proceeding pending or threatened, no statute or regulation, and no agreement, instrument, or other document to which, in any case, the Company or any of its subsidiaries is a party, or by which, in any case, any of the properties of the Company or its subsidiaries is bound, that is required to be described in the Registration Statement, the Prospectus, or any applicable Pricing Supplement or Prospectus Supplement, or that is required to be filed as an exhibit to the Registration Statement, that is not so described or filed.

            11.   Based  solely  upon  my  participation  in  the
preparation of the Registration Statement and the documents included or incorporated by reference therein, and without independent check or verification I am (i) of the opinion that each document incorporated by reference in the Prospectus (except for financial statements and schedules, as to which I express no opinion), at the time it was filed with the Commission, complied as to form and in all material respects with the Securities
Exchange Act of 1934, as amended, and with the rules and regulations of the Commission thereunder, (ii) of the opinion that the Registration Statement (except for the financial statements and schedules included or incorporated by reference therein and except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee (the "Form T-1"), as to which I express no opinion), at the time it became effective, complied as to form and in all material respects with the Securities Act of 1933, as amended, and with the rules and regulations of the Commission thereunder, and (ii) of
[Name of Bank]
_____________, 199
Page 5



the belief that each part of the Registration Statement (except for financial statements and schedules included or incorporated by reference therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which I express no belief), did not, at the time the Registration Statement became effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           The opinions and belief expressed in paragraph 7 above (except as to due authorization of the Debt Securities and Debt Warrants), in paragraph 9 above as to the statements in the Prospectus under the captions "Description of Debt Securities", "Description of Warrants--Debt Warrants", and "Plan of Distribution", and in paragraph 11 above do not, in any case, address any provision of the Commodity Exchange Act, as amended, or the rules, regulations, or interpretations of the Commodity
Futures Trading Commission, as may be applicable to any Debt Securities whose principal and/or interest payments will be determined by reference to one or more currency exchange rates, commodity prices, equity indices, or other variable factors, or as may be applicable to any Debt Warrants relating to any such Debt Securities. None of the opinions and beliefs expressed herein address, or should in any way be deemed to apply to, Shelf Warrants or any warrant agreement relating to any one or more series of Shelf Warrants.

          The opinions expressed above do not address, and should in no way be deemed to address, compliance with any laws other than the laws of the State of New York, the corporation laws of the State of North Carolina, and the federal laws of the United States of America.

           This opinion is being furnished to you in accordance with the provisions of Section 5(a) of the Distribution Agreement and is solely for the benefit of, and may be relied upon solely by, you and your counsel. This opinion is not intended for, and may not be relied upon by, any other person or entity without my prior written consent.

                                             Very truly yours,



                                        ANNEX B

          [FORM OF OPINION OF CAHILL GORDON & REINDEL]



                         , 199
                                             (212) 701-3000

To the Bank Named in the
 Attached Distribution Agreement

Gentlemen:

      This opinion is being furnished to you (the "Bank") pursuant to Section 5(b) of the Distribution Agreement dated as of ___________________, 199_ (the "Distribution Agreement";
capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Distribution Agreement) between the Bank and PepsiCo, Inc. (the "Company") relating to the proposed issuance and sale from time to time by the Company of up to $4,062,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities") and warrants to purchase debt securities (the "Debt Warrants" and, together with the Debt Securities, the "Securities"), to be issued under the Indenture dated as of December 14, 1994 (the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee") or the Debt Warrant Agreement to be entered into by the Company and one or more agents (each a "Warrant Agent") in substantially the form filed as an exhibit to the Registration Statement (the "Debt Warrant Agreement"). A registration statement on Form S-3 (File No. 33-___________) (such registration statement, including all documents filed as part thereof or incorporated by reference therein, is herein called the "Registration Statement"), including a prospectus (such prospectus, including the documents incorporated therein by reference, is herein called the "Prospectus"), relating to the Securities was filed by the Company with the Securities and Exchange Commission (the "Commission") on _________________, 1995. The Registration Statement was declared effective by the Commission on _________________, 1995.

      We advise you that in our opinion:

      1. each of the Distribution Agreement and the Debt Warrant Agreement, when duly authorized, executed and delivered by the Company (assuming the due authorization, valid execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, by any other federal or state laws or by general principles of equity or the discretion of the court before which any proceeding therefor may be brought;

      2. the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and (assuming due authorization, valid execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now ore hereafter in effect relating to creditors' rights generally, by any other federal or state laws, rights of acceleration, or by general principles of equity or the discretion of the court before which any proceeding therefor may be brought;

      3. the Securities have been duly authorized and when issued and delivered by the Company and authenticated by the Trustee or the Warrant Agent, as the case may be, in accordance with the provisions of the Indenture or the Debt Warrant Agreement, as the case may, and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture or the Debt Warrant Agreement, as the case may be, and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, by any other federal or state laws, rights of acceleration, or by general principles of equity or the discretion of the court before which any proceeding may be brought;

      4. The statements in the Prospectus under the captions "Description of Debt Securities", "Description of Warrants -- Debt Warrants" and "Plan of Distribution" in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

      5. the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act") and no proceedings for a stop order are pending or, to the best of our knowledge, threatened;

      6. except for financial statements, schedules and other financial or statistical data and the Statement of Eligibility and Qualification on Form T-1 of the Trustee, as to which we have not been requested to, and do not express any opinion, the Registration Statement and Prospectus comply as to form in all material respects with the requirements of the Act and all applicable rules and regulations thereunder.

      We have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the Company's Accountant and the Bank's representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Registration Statement and the Prospectus (except to the extent stated in paragraph 4 above), on the basis of the foregoing, relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company, no facts have come to our attention which lead us to believe that (A) the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus, as of its date, contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not express any comment on (i) financial statements, related schedules and other financial and statistical data, or
(ii) the Statement to Eligibility and Qualification on Form T-1 of the Trustee).

      The opinion in paragraph (3) above (except as to due authorization of the Securities), the opinions in paragraph (4) above as to the statements in the Prospectus under the captions "Description of Debt Securities" and "Description of Debt Warrants" and the opinion and belief in paragraph (6) and clause
(B) above do not address any application of the Commodity Exchange Act, as amended (or amending legislation now pending before Congress), or the rules, regulations orders or interpretations of the Commodity Futures Trading Commission to Securities the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. In addition, for the purpose of the opinions in paragraphs (3) and (4) above, we have assumed that (a) the Securities will conform both in form and with the requirements set forth in the Indenture or the Debt Warrant Agreement, as the case may be, and (b) none of the terms of the Securities not contained in the forms examined by us will violate any applicable law or be unenforceable. The opinions in paragraph (4) above are based solely on our participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and are without independent check or verification except as specified. In connection with our opinion in paragraph (3) above, we note that, as of the date of this opinion, a judgment for money in any action based upon an obligation denominated in a currency other than currency of the United States, a federal or state court in New York shall render or enter a judgment or decree in the foreign currency of the underlying obligation. Such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of the judgment or decree.


                                             Very truly yours,

                                                          ANNEX C




                              _________________, 199



[To the Bank Named on the Attached Schedule A]


Dear Sirs:

I am Vice President, Taxes of PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the "Company"). I have acted as tax counsel for the Company in connection with the registration of $4,587,000,000 in aggregate offering price of the Company's Debt Securities and Warrants (collectively, the "Securities") that may, from time to time, be issued by the Company.

You have requested my opinion pursuant to Section 5(c) of the Distribution Agreement to be executed and delivered by you and the Company in substantially the form attached hereto as Exhibit A (the "Distribution Agreement"). In connection with such opinion, I have examined the Registration Statement on Form S-3, File No. 33-_________________ (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to the Securities, including the form of prospectus contained therein (the "Prospectus"). All capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms by the Prospectus.

On the basis of my review of the Registration Statement, it is my opinion that if the offering of the Securities is conducted in the manner described in the Prospectus, and if the terms of any series of Securities are as contemplated by the Prospectus, then the statements contained in the section of the Prospectus entitled "United States Tax Considerations" accurately describe certain United States federal income tax consequences of ownership and disposition of the Securities, except with respect to Debt Warrants and Shelf Warrants, which consequences will be discussed in the applicable Prospectus Supplement to be filed hereafter.

I do not purport to be expert in, or to express any opinion concerning, the laws of any jurisdiction other than the federal laws of the United States of America.

This opinion is being furnished to you in accordance with the provisions of Section 5(c) of the Distribution Agreement and is solely for the benefit of, and may be relied upon solely by, you and your counsel. This opinion is not intended for, and may not be relied upon by, any other person or entity without my prior written consent.

                              Very truly yours,



                     SECRETARY'S CERTIFICATE

      I,  Edward V. Lahey, Jr., the duly qualified, elected,
and  acting Secretary of PepsiCo, Inc., a company  organized
under  the  laws  of  the  State  of  North  Carolina   (the
"Company"), hereby certify as follows:


     1. Attached hereto as Exhibit A is a true and complete copy of the Restated Articles of Incorporation of the Company, certified as of _________________ by the Secretary of State of the State of North Carolina. No further amendments or supplements to the Restated Articles of Incorporation have been proposed to or approved by the Board of Directors or shareholders of the Company.

      2. Attached hereto as Exhibit B is a true, correct, and complete copy of the By-Laws of the Company. Such
By-Laws have been in effect at all times since January 22, 1987.

      3. Attached hereto as Exhibits C-1 and C-2 are copies of resolutions adopted by the Board of Directors of the Company on _______________-_ relating to the issuance of short-term and long-term debt securities, which resolutions are in effect as of the date hereof.

      4. The documents described below have been duly authorized, executed (except as otherwise indicated below), and filed by the Company with the Securities and Exchange
Commission:

      (a) the Registration Statement on Form S-3, File No. 33-_________________, filed by the Company on
_________________,  1995  (the  "Registration   Statement"),
relating to $_________________ in aggregate offering price of the Company's Debt Securities and Warrants (as such terms are defined in the Registration Statement), a copy of which is attached hereto as Exhibit D;

      (b) the Indenture, dated as of December 14, 1994, between the Company and The Chase Manhattan Bank (National Association), as trustee, which is incorporated by reference from Exhibit 4(a) to PepsiCo's Registration Statement on Form S-3 (Registration No. 57181);

      (c) the form of Debt Warrant Agreement that may be entered into by the Company and The Chase Manhattan Bank (National Association), as warrant agent, a copy of which is incorporated by reference from Exhibit 4(e) to PepsiCo's Registration Statement on Form S-3 (Registration No. 33-57181); and
      (d) the form of Distribution Agreement that may be entered into by the Company and one or more agents and underwriters in connection with the offer and sale of the Debt Securities and Warrants, a copy of which is attached as
Exhibit 1 to the Registration Statement.

      5. The Debt Securities may be issued from time to time, in substantially the forms attached hereto as Exhibit E (with respect to Fixed Rate Debt Securities) and Exhibit F (with respect to Floating Rate Debt Securities), on such terms as shall be determined by any two of the following officers of the Company: (i) the Chairman of the Board and Chief Executive Officer (the "Chairman"), (ii) the Executive Vice President and Chief Financial Officer (the "Executive Vice President"), (iii) the Senior Vice President and Treasurer (the "Treasurer"), and (iv) such other officer of the Company as may be designated by the Chairman, the Executive Vice President, or the Treasurer pursuant to the Delegation of Authority attached hereto as Exhibit G (any two of the Chairman, the Executive Vice President, the Treasurer, and such other officer hereinafter referred to as the "Authorized Persons"), provided, that such terms will in no event violate or conflict with the terms and provisions set forth in the Indenture or the Prospectus or (to the extent that the terms of an applicable Pricing Supplement supersede the terms and provisions of the Prospectus) the applicable Pricing Supplement.

      6. The Debt Warrants may be issued from time to time, alone or together with one or more series of Debt Securities, in substantially the form attached hereto as Exhibit H, on such terms as shall be determined by any two Authorized Persons, provide- that such terms will in no event violate or conflict with the terms and provisions of the Debt Warrant Agreement or the Prospectus or (to the extent that the terms of an applicable Prospectus Supplement supersede the terms and provisions of the Prospectus) the applicable Prospectus Supplement.

      7. The persons named below are duly qualified, elected, and acting officers of the Company, have been duly elected or appointed to the offices set forth opposite their respective names, have held such offices at all times relevant to the preparation of the Registration Statement, and hold such offices as of the date hereof. The signatures set forth below opposite the names of such persons are the genuine signatures of such persons.

Randall C. Barnes    Senior     Vice
                     President   and       __________________
                     Treasurer

D. Wayne Calloway    Chairman of the
                     Board and Chief
                     Executive             _______________
                     Officer




Douglas Cram         Vice President
                     and Assistant
                     General Counsel       _______________


Robert G. Dettmer    Executive Vice
                     President and
                     Chief Financial       _______________
                     Officer

Lawrence F. Dickie   Vice President
                     and Associate         _______________
                     General Counsel

Karen L. Halby       Vice President
                     and Tax Counsel       _______________


Matthew M. McKenna   Vice President,
                     Taxes                 _______________


Sandra Wijnberg      Vice President,
                     Corporate
                     Finance and           _______________
                     Assistant
                     Treasurer


      IN  WITNESS WHEREOF, I have hereunto set my  hand  and
affixed  the seal of the Company as of  the          day  of
______________, 1995.



                              ________________________
                              Edward V. Lahey, Jr.
                              Secretary





      I, Douglas Cram, a Vice President of the Company, hereby certify that Edward V. Lahey, Jr. is the duly qualified, elected, and acting Senior Vice President, General Counsel, and Secretary of the Company, has been duly elected or appointed to such offices, has held such offices at all times relevant to the preparation of the Registration Statement, holds such offices as of the date hereof, and that the signature set forth below is his genuine signature.


Edward V. Lahey, Jr. Senior     Vice
                     President,
                     General Counsel       __________________
                     and Secretary

      IN WITNESS WHEREOF, I have hereunto set my hand as  of
the ___ day of ______________, 1995.
                              ________________________
                              Douglas Cram
                              Vice President


                                                  ANNEX E




                      OFFICERS' CERTIFICATE



      Robert G. Dettmer, Executive Vice President and Chief Financial Officer, and Randall C. Barnes, Senior Vice President and Treasurer, of PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the "Company"), each hereby certifies as follows:

      1. I have examined the Company's Registration Statement on Form S-3, File No. 33-_________________ (the "Registration Statement"), as filed by the Company with the Securities and Exchange Commission (the "Commission") on _________________, including all of the documents filed as exhibits thereto. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms by the prospectus filed as part of the Registration Statement (such prospectus hereinafter the "Prospectus").

      2. To the best of my knowledge, no proceedings for the merger, consolidation, liquidation, or dissolution of the Company or the sale of all or substantially all of its assets are pending or contemplated.

      3. To the best of my knowledge, there has not been any material adverse change in the financial condition, earnings, business, or operations of the Company and its subsidiaries, taken as a whole, from that described in the Registration Statement.

      4. To my knowledge, after due inquiry, I am of the belief that the Registration Statement (i) contains no untrue statement of a material fact regarding the Company or any of its consolidated subsidiaries and (ii) does not omit to state any material fact necessary to make any such statement, in light of the circumstances under which it was made, not misleading.

      IN WITNESS WHEREOF, I have hereunto set my hand as of the ___ of ______________, 1995.

                              ______________________
                         Name:
                         Title:


                              ______________________
                         Name:
                         Title:
                                                          ANNEX F


                      [Letterhead of Bank]



Gentlemen:

     In connection with the placement of any debt securities or warrants to purchase debt securities (the "Securities") to be issued by PepsiCo, Inc., [Name of financial intermediary(ies)], as principal or agent, will be reviewing certain information relating to PepsiCo, Inc. that will be included (or incorporated by reference) in the Registration Statement on Form S-3 (File No. 33-_________________) of PepsiCo, Inc. pursuant to which the Securities have been registered (the "Registration Statement"), which may be delivered to investors and utilized by them as a basis for their investment decision. This review process, applied to the information relating to PepsiCo, Inc., is substantially consistent with the due diligence review process that an underwriter would perform in connection with this placement of securities. We are knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with a placement of securities registered pursuant to the Securities Act of 1933. We hereby request that you deliver to us a "comfort" letter in substantially the same form as the "draft" comfort letter delivered to PepsiCo, Inc. for the immediately preceding fiscal quarter of PepsiCo, Inc. concerning the financial statements of PepsiCo, Inc. and certain statistical and other data included in the Registration Statement.

                                        Very truly yours,

                                        [Name of financial
intermediary]

                                                          ANNEX G


            [Letterhead of Cahill Gordon & Reindel]





Gentlemen:

     In connection with the placement of any debt securities or warrants to purchase debt securities (the "Securities") to be issued by PepsiCo, Inc., [Name of financial intermediary(ies)], as principal or agent, will be reviewing certain information relating to PepsiCo, Inc. that will be included (or incorporated by reference) in the Registration Statement on Form S-3 (File No. 33-_________________) of PepsiCo, Inc. pursuant to which the Securities have been registered (the "Registration Statement"), which may be delivered to investors and utilized by them as a basis for their investment decision. In our opinion, [Name of financial intermediary(ies)] has a statutory due diligence defense under Section 11 of the Securities Act of 1933 (the "Act"). We are knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with a placement of securities registered pursuant to the Act.
We hereby request that you deliver to [Name of financial intermediary(ies)] a "comfort" letter in substantially the same form as the "draft" comfort letter delivered to PepsiCo, Inc. for the immediately preceding fiscal quarter of PepsiCo, Inc. concerning the financial statements of PepsiCo, Inc. and certain statistical and other data included in the Registration Statement.


                                   Very truly yours,

                                   Cahill Gordon & Reindel